UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 21, 2020

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC
Preferred Stock, Series B Junior Participating, Purchase Rights	N/A	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2020, ON Semiconductor Corporation (the “Company”) completed its previously announced private unregistered offering of $700 million aggregate principal amount of its 3.875% Senior Notes due 2028 (the “Notes”). The Notes were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

The Notes are fully and unconditionally guaranteed, on a joint and several basis, by each of the Company’s subsidiaries (the “Guarantors”) that is a borrower or guarantor under the Company’s Credit Agreement, dated as of April 15, 2016, as subsequently amended, by and among the Company, as borrower, the several lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and certain other parties (the “Credit Agreement”). In the future, the Notes will be fully and unconditionally guaranteed by each of the Company’s subsidiaries that becomes a borrower or guarantees any indebtedness under the Credit Agreement.

The Notes and the guarantees thereof are the Company’s and the Guarantors’ general unsecured obligations, respectively, and (i) rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness (including the Company’s 1.00% Convertible Senior Notes due 2020 and the Company’s 1.625% Convertible Senior Notes due 2023); (ii) rank senior to any subordinated indebtedness that the Company or the Guarantors may incur; (iii) be effectively subordinated to all of the Company’s or the Guarantors’ existing and future secured indebtedness (including indebtedness under the Credit Agreement), in each case, to the extent of the value of the assets securing such indebtedness; and (iv) be structurally subordinated in right of payment to all existing and future obligations of the Company’s subsidiaries that are not Guarantors of the Notes.

The Notes were issued under an Indenture (the “Indenture”), dated as of August 21, 2020, by and among the Company, the Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture provides, among other things, that the Notes will bear interest at a rate of 3.875% per year, payable semi-annually on March 1 and September 1 of each year, beginning on March 1, 2021, and will mature on September 1, 2028, unless earlier redeemed or repurchased by the Company.

The Notes are subject to customary covenants restricting the Company’s and its subsidiaries’ ability, subject to certain exceptions, to incur debt secured by liens or to enter into sale and leaseback transactions and restricting the Company’s and any Guarantor’s ability to merge or consolidate with another entity or sell substantially all of its assets to another person. The Indenture contains customary events of default. In case of certain events of bankruptcy, insolvency or reorganization involving the Company or any of its significant subsidiaries, 100% of the principal of, and accrued and unpaid interest, if any, on all of the then outstanding Notes will automatically become due and payable. In the case of any other event of default, the Trustee or the holders of at least 30% in principal amount of the then outstanding Notes may declare the Notes to be due and payable immediately.

At any time prior to September 1, 2023, the Company may, at is option, redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium (as described in the Indenture), plus accrued and unpaid interest to, but not including, the applicable redemption date. On or after September 1, 2023, the Company may, at its option, redeem the Notes at any time and from time to time, in whole or in part, at the applicable redemption price (as set forth in the Indenture) plus accrued and unpaid interest, if any, to but not including the applicable redemption date. In addition, the Company may redeem up to 40% of the principal amount of the Notes before September 1, 2023 with the net proceeds from one or more equity offerings at a redemption price equal to 103.875% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding the redemption date.

Upon the occurrence of certain change of control triggering events accompanied by certain ratings events (as described in the Indenture), the Company will be required to make an offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the full text of the Indenture and the Form of Global 3.875% Senior Note due 2028, copies of which are filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of August 21, 2020, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association

4.2	Form of Global 3.875% Senior Note due 2028 (included in Exhibit 4.1)

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: August 21, 2020	By:	/s/ Bernard Gutmann
Bernard Gutmann Executive Vice President, Chief Financial Officer, and Treasurer